SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Gordon C. Brooks (“Employee”) and Aerohive Networks, Inc. and its subsidiaries (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS
WHEREAS, Employee is currently employed by the Company as its Senior Vice President, Chief Financial Officer;

WHEREAS, Employee signed an employment letter agreement, dated January 7, 2013] (the “Offer Letter / Employment Agreement”); an At Will Confidential Information, Invention Assignment and Agreement to Arbitrate Disputes and Claims with the Company dated January 16, 2013] (the “Arbitration Agreement”); and a Separation and Change in Control Severance Agreement, dated October 5, 2013 (as amended, the “Separation Agreement”);
WHEREAS, Employee determined and previously informed the Company of his intention to terminate his employment with the Company, and as an accommodation to the Employee the Company agreed that the effective date of termination of Employee’s employment with the Company shall be September 1, 2015 (the “Separation Date”);
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of, or in any way related to Employee’s employment with, or separation from, the Company.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.Consideration.

a.Payments. The Company agrees to employ and pay Employee through the Separation Date, as of which Employee’s employment with the Company will automatically terminate, without further action.

(i)Employee agrees that he is not eligible or entitled to receive (and shall not be deemed to have earned) any incentive or other bonus payment for the Company’s quarter ending September 30, 2015.

(ii)Employee also agrees that as his employment termination is voluntary he is not eligible or entitled to receive any payment or benefit under the Separation Agreement.

b.Health Coverage; COBRA. Employee will receive coverage through September 30, 2015 under his existing Company-provided healthcare programs and will receive information on the right to continue group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) after the Separation Date. However, the Company will not be obligated to provide or reimburse COBRA premiums for Employee and his dependents with respect to Employee’s current coverage in place. In will be Employee’s responsibility to timely elect and pay for continuation coverage pursuant to COBRA, and within the time period prescribed pursuant to COBRA.

c.Equity. Except to the extent provided in Section 1(e), below, all vesting under Employee’s existing equity awards will automatically cease as of the Separation Date and any option or right to acquire shares subject to Employee’s existing equity awards which are subject to further vesting as of the Separation Date will be automatically cancelled and forfeited. Employee must timely exercise any equity awards vested as of such Separation Date as provided under the terms and conditions of the plans from which such equity awards issued.

d.Withholdings. Any payments hereunder will be subject to applicable withholdings in effect at the time of such payment.

e.Consulting Arrangement. The Company will offer to Employee a consulting arrangement on the terms and in the form attached hereto as Exhibit A (the “Consulting Agreement”). Provided Employee timely accepts the Consulting Agreement, Employee’s period of service as a consultant shall be deemed not to be a break in service from the termination of Employee’s employment with the Company to the commencement of the continuing service relationship pursuant to the Consulting Agreement. For this reason, any rights Employee may hold as of the Separation Date with respect to equity awards which existed as of the Separation Date with the Company shall be deemed in full force and effect and continuing through the term of the Consulting Agreement; provided, however, that Employee agrees, in partial consideration to the Company for offering to extend the Consulting Agreement, that the following equity award(s) are canceled and forfeited as of the Separation Date:

Grant	Grant				Shares Vested
Number	Date	Plan/Type	Shares Subject to Grant	Exercise Price	As of 9/1/15
5010	09/30/2013	AH06/ISO	16,693	$9.575	16,693
P1314784__	09/30/2013	AH06/NQ	____3,307____	$9.575	3,307

Notwithstanding the foregoing, any rights or expectations Employee may have with respect to equity awards which existed as of the Separation Date will at all times thereafter be subject to the terms, conditions and requirements of the respective award agreement and stock plan from which the award issued.

2.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement and any salary and vacation/paid time off deemed earned and/or accrued but remaining to be paid to Employee as of the Separation Date, the Company has paid or provided all salary, wages, bonuses, accrued paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, and any and all other benefits and compensation due to Employee.

3.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, parent, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under the laws of the United States, including the laws of the state of California or any other of the United States;

c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any international, federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the constitution of the United States or any other country, or the constitution of any state of the United States;

f.    any and all claims arising out of any other international, federal, or state laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). Notwithstanding the foregoing, Employee acknowledges that any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Paragraph 16, which precludes Employee from filing a claim with the California Division of Labor Standards Enforcement or an equivalent federal or state agency. Employee represents that he/she has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

4.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims to the extent that they may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he/she has been advised by this writing that: (a) he/she should consult with an attorney prior to executing this Agreement; (b) he/she has twenty-one (21) days within which to consider this Agreement; (c) he/she has seven (7) days following his execution of this Agreement to revoke this Agreement, such revocation to be provided in writing to the Company, Attn: C.E.O., via either certified or electronic mail; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by U.S. federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he/she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that any changes to this Agreement agreed to by the Parties but made after commencement of the 21-day period, whether such changes are material, do not restart the running of the 21-day period.

5.California Civil Code Section 1542. Employee acknowledges that he/she has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he/she may have thereunder, as well as under any other statute or common law principles of similar effect.

6.No Pending or Future Lawsuits. Employee represents that he/she has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he/she does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

7.Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any further or future employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

8.Confidentiality. The Parties agree to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, the Parties may disclose Separation Information only to (with respect to Employee) his/her immediate family members, the Court in any proceedings to enforce the terms of this Agreement, their respective counsel, accountants, and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties; provided, however, that the Company shall be permitted to disclose Settlement Information to Company officers, directors, and employees who have a business need to know such information; provided further, that the Company may disclose Separation Information to any third party that has signed a confidentiality agreement, in connection with the due diligence process of a financing, merger, acquisition, sale, or similar business transaction. The Parties agree that they will not publicize, directly or indirectly, any Separation Information.

Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence. Employee hereby agrees to be responsible in liquidated damages, as set forth below, if he/she breaches any of the foregoing terms or in any way divulges any part of the Separation Information to any unauthorized third party, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Employee from his/her obligations hereunder, nor permit him/her to make additional disclosures. Employee warrants that he/she has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

9.LIQUIDATED DAMAGES. THE PARTIES AGREE THAT THE PRECISE AMOUNT OF DAMAGES FLOWING FROM ANY DISCLOSURE IN VIOLATION OF THE CONFIDENTIALITY PROVISION SET FORTH IN THE PRECEDING PARAGRAPH WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO CALCULATE OR PROVE, AND THEREFORE, THE PARTIES AGREE THAT IF EITHER PARTY BREACHES THE PRECEDING PARAGRAPH, PROXIMATELY CAUSING THE ABOVE-DESCRIBED SEPARATION INFORMATION TO BE RECEIVED, DIRECTLY OR INDIRECTLY, BY ANYONE IN VIOLATION OF THE ABOVE CONFIDENTIALITY PROVISION, THE NON-BREACHING PARTY SHALL BE ENTITLED TO RECEIVE FROM THE BREACHING PARTY AS LIQUIDATED DAMAGES THE SUM OF ONE THOUSAND US DOLLARS ($1,000) PER PROVEN BREACH.

10.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes his/her certification under penalty of perjury that he/she has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his/her employment with the Company, or otherwise belonging to the Company.

11.No Cooperation. Employee agrees not to act in any manner that might damage the business of the Company. Employee further agrees that he/she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he/she cannot provide counsel or assistance.

12.Non-Disparagement. Employee agrees to refrain from any disparaging statements about the Company or any of the other Releasees including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment.

13.Breach. Notwithstanding the provisions provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to cease providing the consideration provided to Employee under this Agreement, to recover such consideration already provided and to obtain damages, except as provided by law.

14.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

16.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, THE CONDUCT OR CIRCUMSTANCES OF EMPLOYEE’S EMPLOYTMENT OR TERMINATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, ARBITRATION, MEDIATION AND ADR SERVICES, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES THEN IN-EFFECT (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY SUCH DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION, AND SHALL NOT BE SUBJECT TO APPEAL. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES. THE PARTIES AGREE THAT ARBITRATOR SHALL NOT, AND SHALL BE WITHOUT JURISDICITON OR AUTHORITY, TO AWARD ATTORNEYS’ FEES AND COSTS TO A PARTY (EVEN WHERE SUCH PARTY IS THE PREVAILING PARTY AND EVEN WHERE SUCH PARTY’S ATTORNEY’S FEES AND COSTS BEAR A REASONABLE RELATION TO SUCH PARTIES ACTUAL RECOVERY). THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE

BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

17.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his/her behalf under the terms of this Agreement including with respect to any characterization, benefit or obligation of or under any Option. Employee agrees and understands that he/she is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

18.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he/she has the capacity to act on his/her own behalf and on behalf of all who might claim through him/her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.No Representations. Employee represents that he/she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall not be entitled to recover its costs and expenses in such action or proceeding, including such Party’s court fees, and attorneys’ fees incurred in connection with such an action or proceeding.

22.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Option Agreements.

23.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

24.Governing Law. This Agreement shall be governed, enforced and construed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the state and federal courts located within the State of California.

25.Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty-one (21) days. Employee has seven (7) days after he/she signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signs this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”).

26.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

27.Voluntary Execution of Agreement. Employee understands and agrees that he/she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his/her claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    he/she has read this Agreement;

(b)	he/she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his/her own choice or has elected not to retain legal counsel;

(c)	he/she understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he/she is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Gordon C. Brooks, an individual

Dated:	8/28/15	/s/ Gordon C. Brooks

AEROHIVE NETWORKS, INC.

Dated:	8/28/15	/s/ Steve Debenham

Exhibit A

Independent Consultant and Contractor Agreement